                     BRENTON TRUST & INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

I. LEGAL REQUIREMENTS

A. This Code of Ethics ("the Code") has been adopted by Brenton Trust & Investment Management ("Brenton") in compliance with Rule 17j-1(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. That rule requires each investment adviser of a registered investment company to adopt a written code of ethics. In certain respects the Code imposes requirements that exceed those imposed by law.

B. The purpose of the Code is to establish general principles governing the conduct of Brenton's employees in connection with Brenton's services as investment adviser to registered investment companies, and to establish procedures to enhance compliance with those general principles and, in particular, to prevent Access Persons from engaging in any act, practice, or course of business prohibited by SEC Rule 17-j1(a).

II. PURPOSES

A. In general, the following policies govern the personal investment activities of employees and directors of Brenton Trust & Investment Management. It is the duty of such persons to place the interests of the Brenton Mutual Funds or any portfolios advised by Brenton first. All such persons shall also conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility. Further, no such person shall take inappropriate advantage of his or her position.

B. Rule 17j-1(a) renders it unlawful for any affiliated person of an investment adviser of a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired", by such registered investment company:

         (1) To employ any device, scheme or artifice to defraud such registered investment company;

         (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (4) To engage in any manipulative practice with respect to such registered investment company,

C. A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by the investment company, or (ii) is being or has been considered by the investment company, or by Brenton as investment adviser, for purchase by the investment company. A purchase or sale includes the writing of an option to purchase or sell.

III. DEFINITIONS

A. The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

         (1) Portfolio Manager - the individuals responsible and authorized to make decisions regarding Fund investments.

         (2) Investment Personnel - the individuals who provide information and advice to portfolio managers, or who help execute portfolio decisions.

         (3) Access Persons - all individuals who make any recommendations, participate in the determination of which recommendation shall be made, or whose principal functions or duties relate to the determination of which recommendation shall be made to an Investment Company; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by Brenton to an Investment Company.

         (4) Beneficial Interest - an individual has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, an individual has a beneficial interest when the securities in the account are held:

                  (i)      in his or her name;

                  (ii)     in the name of any of his or her Immediate Family;

                  (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

                  (iv) in a trust in which he or she has a beneficial interest or is the settlor with power to revoke;

                  (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

                  (vi) in the form of a fight to acquisition of such security through the exercise of warrants, options, fights, or conversion fights;

                  (vii)    by a partnership of which he or she is a member;

                  (viii) by a corporation which he or she uses as a personal trading medium;

                  (ix)     by a holding company which he or she controls; or

                  (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest shall apply to all securities which an Access Person has or acquires.

                           Any person who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of the Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted.

         (5)      Day-a calendar day.

         (6) For His or Her Own Account - transactions in securities held in an individual's own name or for any account in which he or she has beneficial interest.

         (7) Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

         (8) Security - any option, stock or option thereon, instrument, bond, debenture, preorganization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a fund; provided, however, that the following shall not be considered a "security": securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, commodities, futures, and options on futures.

IV. STATEMENT OF GENERAL PRINCIPLES

A. The Code governs the conduct of each Access Person of Brenton.

B. All Access Persons shall act at all times to give priority to the interests of each Investment Company and to the interests of the shareholders of each Investment Company. All Access Persons shall conduct all personal securities transactions consistent with the Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of the Access Person's position of trust and responsibility with respect to any Investment Company. A fundamental principle underlying the Code is that no Access Person should take any inappropriate advantage of his or her position. Violation of any of the foregoing principles or of any other specific provision of the Code is grounds for disciplinary action, including termination of employment.

V. PROHIBITED TRANSACTIONS FOR INVESTMENT PERSONNEL AND ACCESS PERSONS

A. Investment Personnel and Access Persons are prohibited from executing a personal securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security. Portfolio Managers are further restricted from executing personal security transactions seven calendar days before or after executing a transaction of the same security on behalf of a Fund. Any profit realized on trades within the proscribed periods will be disgorged.

VI. PROHIBITED TRANSACTIONS FOR PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL

A. Portfolio Managers and Investment Personnel are further prohibited:

         (1)      from acquiring any securities in an initial public offering.

         (2) shall obtain prior written approval from the Compliance Department before personally investing in a private placement. Consideration should be given to whether the investment would be appropriate for a Fund, and therefore reserved for the Fund.

         (3) should not serve on the boards of directors of publicly traded companies.

         (4) should not except gifts of more than de minimis value from any entity doing business with or behalf of the Funds. De minimis value is to mean that which is done as a gesture of goodwill and not to influence judgment.

         (5) should not profit from the purchase and sale or sale and purchase of the same or equivalent securities within a 60 day calendar period. Profits from short-term trading shall be disgorged.

VII. EXEMPTED TRANSACTIONS

A. The prohibition requirements of the immediately preceding Sections V and VI of this Code shall not apply to:

         (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, including blind trusts.

         (2) Securities transactions that are non-volitional on the part of either the Access Person or the Fund.

         (3) The acquisition of securities through stock dividends, dividend reinvestment plans, payroll deduction plan or other similar automatic investment programs, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

         (4) Purchases effected upon the exercise of fights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, or to sales of such fights so acquired.

         (5) Purchases or sales which are inconsequential to a Fund because they would be very unlikely to affect a highly liquid market, or because they clearly are not related economically to the securities to be purchased, sold or held by a Fund.

         (6) Securities transactions where neither the Portfolio Manager nor his or her Immediate Family knows of the transaction before it is completed.

         (7)      Repurchase agreements.

         (8)      Options on Standard & Poor's 500 Composite Stock Price Index.

VIII. PRE-CLEARANCE

A. Access Persons, Investment Personnel and Portfolio Managers shall receive pre-clearance for all personal securities investment using the Securities Transactions Pre-Clearance Form. Using the form, the Compliance Department must indicate approval for the transaction prior to its execution. The form must be completed for all securities transactions except for the purchase or sale of Brenton Bank, Inc. stock, automatic dividend reinvestments, U.S. Governments, bank deposits, commercial paper and open-ended mutual funds. Following the transaction a duplicate copy of the trade confirmation must also be submitted.

B. For Access Persons and Investment Personnel, a record of the daily volume of trading in a security must be attached to the Pre-Clearance Form if a Fund buy or sale is pending. In the case of Portfolio Managers, this record must be attached if a trade in the same security has occurred seven days before or after in the Fund.

C. For private placements, in addition to pre-clearance, Portfolio Managers and Investment Personnel shall disclose their involvement, if any, in a decision to invest in such an issuer on behalf of the Fund. The pre-clearance decision for such investments shall be reviewed by the Compliance Department.

IX. REPORTING

A. All Access Persons, Investment Personnel and Portfolio Managers shall report, using the Securities Transaction Report to the Compliance Department the information described in Section IX B of this Code with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that such persons shall not be required to make a report with respect to (i) transactions in U.S. government securities, bank certificates of deposit, commercial paper and shares of registered, open-end investment companies; (ii) transactions effected for any account over which such person does not have any direct or indirect influence; (iii) transactions effected pursuant to an automatic dividend reinvestment plan; or (iv) transactions in securities which the Funds are not eligible to purchase.

B. The Securities Transaction Report shall be submitted not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (1) The date of the transaction, the issuer and the number of shares, and the principal amount of each security involved.

         (2) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition).

         (3)      The price at which the transaction was effected; and,

         (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

C. The Securities Transaction report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

D. Portfolio Managers and Investment Personnel shall submit a report of their personal investment holdings at the time of their hiring and annually thereafter. The securities listed in this report shall be those held at the time of the report and which conform to the criteria required under the transactions guidelines provided in Section IX A and B of this Code.

E. All Access Persons shall be required to direct their brokers to have duplicate copies of trade confirmations and account statements mailed, on a confidential basis, to the designated compliance official.

F. All Access Persons must certify on an annual basis that they have read and understand their obligations under the Code of Ethics and that they have complied with the Code and with securities reporting requirements.

G. On an annual basis, Brenton shall prepare an annual report to the Board of Directors of each Fund that:

         (1) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year.

         (2) identifies any violations requiring significant remedial action during the past year; and

         (3) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

X. COMPLIANCE BY SUB-ADVISERS

A. Any Access Person of a Sub-Adviser, as those are identified in the Fund's current prospectus, shall be deemed in compliance with this Code if the Code of Ethics of such Sub-Adviser has been approved by the Board of Directors of the Fund, and the Sub-Adviser, on a quarterly basis, provides the Fund with a statement of compliance by the Access Person with Sub-Adviser's Code of Ethics.

XI. SANCTIONS

A. Upon discovering a violation of this Code, the Board of Directors of a Fund may impose such sanctions as it deems appropriate, including, among other things, disgorgement of certain profits, unwinding of trades, a letter of censure or suspension or termination of the violator's relationship with the Fund.


Adopted: August 9, 1994
Amended: February 18, 1997

                                    APPENDIX

1. A list of contact persons referenced in the Code, such as those who are responsible for preclearing trades.

2.       A form for preclearing personal security transactions.

3.       A form to report personal security transactions.

4.       A form to report personal holdings in securities.

5.       A form to acknowledge receipt of the Code.

6.       A form to acknowledge compliance with the Code.

7. A form letter directing brokers to send duplicate confirmations of transactions to the Compliance Department.

8.       A list of Access Persons.

                                                                      Appendix I

                      BRENTON TRUST & INVESTMENT MANAGEMENT
                                 CONTACT PERSONS

COMPLIANCE DEPARTMENT

         1.       Gary Ernst
                           Work Telephone Number (515) 237-5270

         2.       James Richards
                           Work Telephone Number (515) 237-5272

         3.       Doug Muenzenmay
                           Work Telephone Number(515) 237-5545

                      BRENTON TRUST & INVESTMENT MANAGEMENT           Appendix 2
                          SECURITIES TRANSACTION REPORT

List transactions for the period:
                                 --------------------------

TO:  Compliance Department

FROM:
     ------------------------------
List all purchase (P) and/or sale (S) transactions in investment securities for the above time period:

                                      No. of Shares and                                          Name of
                                      Principal Dollar                      Total Volume          Broker
  Date of          Name and Type         Amount of                         on Date of Sale      Dealer or,
Transactions        of Security         Transaction        P/S    Price      or Purchase           Bank
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

This report excludes (i) transactions for accounts with respect to which I had no direct or indirect influence or control, (ii) transactions in U.S. Government securities, bank certificates of deposit, commercial paper, open-end investment companies, (iii) transactions effected pursuant to an automatic dividend reinvestment plan; or (iv) transactions in securities which the Brenton Mutual Funds are not eligible to purchase. All other securities transactions must be reported. This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. Security transaction reports must be signed and dated by the 10th of the month following quarter end.

Signature:_________________________       Date:_________________


Reviewed by:_______________________       Date:_________________

BRENTON TRUST & INVESTMENT MANAGEMENT                                 Appendix 3
SECURITIES TRANSACTION PRECLEARANCE FORM

PART I:
TO:     COMPLIANCE DEPARTMENT
FROM:
DATE:

CIRCLE APPROPRIATE APPLICANT STATUS:

PORTFOLIO MANAGER

INVESTMENT PERSON

ACCESS PERSON

PART II:
I HEREBY NOTIFY YOU OF MY WISH TO PURCHASE OR SELL THE FOLLOWING SECURITIES:

SECTION A:
To be completed by Compliance only


INITIALS            APPROVED           %AVG.
                                      VOLUME*

-----------        YES     NO        ----------

-----------        YES     NO        ----------

-----------        YES     NO        ----------

*Attach volume record if any "Yes" is circled in Section C


SECTION B:

                                        INDICATE
SHARES/PAR            ISSUER           PURCH/SALE
----------            ------           ----------



SECTION C:
To be completed by Portfolio Manager Only
PENDING BUY            PURCHASE/SALE W/IN
OR SELL ORDER         7 DAYS BEFORE OR AFTER

YES      NO              YES       NO

YES      NO              YES       NO

YES      NO              YES       NO

Requests from Access     Request from
or investment Person     Portfolio Manager

PORT. MGR.
INITIALS
----------


PART III:
Please indicate the status of transactions and return a completed copy of this form immediately.

PART IV:
THIS SECURITIES TRANSACTION PRE-CLEARANCE FORM MUST BE COMPLETED BY ALL PORTFOLIO MANAGERS, INVESTMENT PERSONS AND ACCESS PERSONS PRIOR TO THE PURCHASE OR SALE OF ALL SECURITIES EXCEPT THE FOLLOWING:

                  -        Brenton Bank, Inc. Stock
                  -        Automatic Dividend Reinvestments
                  -        U.S. Governments
                  -        Bank Deposits
                  -        Commercial Paper
                  -        Open-ended Mutual Funds

                                                                      Appendix 4

                      BRENTON TRUST & INVESTMENT MANAGEMENT
                            PERSONAL HOLDINGS REPORT

In accordance with Section IX D of the Code of Ethics, please provide a list of all personal securities holdings, including those of your immediate family. This disclosure is required upon commencement of employment and thereafter on an annual basis.

(1)      Name of Access Person:                        ________________________

(2)      If different than (1), name
         of the person in whose name
         the account is held:                          ________________________

(3)      Relationship of (2) to (1):                   ________________________

(4)      Broker at which Account is maintained:        ________________________

(5)      Account Number:                               ________________________

(6)      Contact person at Broker and phone number:    ________________________

(7) For each account, attach the most recent account statement listing securities in that account. If you or your immediate family own securities that are not listed in an attached account statement, list them below:

           Name of Security            Quantity       Value       Custodian
           ----------------            --------       -----       ---------

1.   __________________________________________________________________________

2.   __________________________________________________________________________

3.   __________________________________________________________________________

4.   __________________________________________________________________________

5.   __________________________________________________________________________

6.   __________________________________________________________________________
                      (attach separate sheet if necessary)
I certify that this form and the attached statements (if any) constitute all of my personal securities holdings and those held in accounts of my immediate family.

                                          ____________________________________
                                          Investment Person Signature

Dated:_________________________           ____________________________________
                                          Print Name

                                                                      Appendix 5

                      BRENTON TRUST & INVESTMENT MANAGEMENT
                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics dated February 18, 1997, and represent that:

         1. I have reviewed the Code of Ethics, and I fully understand its terms and applicability to me.

         2. In accordance with Section IX D of the Code of Ethics, I will fully disclose my personal securities holdings and those of my immediate family.

         3. In accordance with Section VIII A of the Code of Ethics, I will obtain prior authorization of personal securities transactions by me or a member of my immediate family, except for transactions exempt from preclearance under Section VIII A of the Code of Ethics.

         4. In accordance with Section IX A and B of the Code of Ethics, I will report all securities transactions executed by me, or a member of my immediate family.

         5.       I will comply with the Code of Ethics in all respects.

         6. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.


                                           __________________________________
                                           Access Person Signature


                                           __________________________________
                                           Print Name

Dated: __________________________

                                                                      Appendix 6

                      BRENTON TRUST & INVESTMENT MANAGEMENT
           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

         1. In accordance with Section IX D of the Code of Ethics, I have timely and my disclosed my personal securities holdings and those of my immediate family.

         2. In accordance with Section VIII A of the Code of Ethics, I have obtained prior authorization for all securities transactions by me, or a member of my immediate family, except for transactions exempt from preclearance under Section VIII A.

         3. In accordance with Section IX A and B of the Code of Ethics, I have reported all securities transactions executed by me, or a member of my immediate family.

         4.       I have complied with the Code of Ethics in all respects.


                                           __________________________________
                                           Access Person Signature


                                           __________________________________
                                           Print Name

Dated: __________________________

                                                                      Appendix 7

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     (Date)

(Broker Name and Address)

         Subject:   Account #____________________________

Dear _____________:

In accordance with the monitoring requirements of the Brenton Mutual Funds with which I am associated, you are requested to promptly send duplicate confirmations of my [other effected persons] transactions, as well as duplicate periodic statements for the referenced account to Brenton Trust & Investment Management. Please address the confirmations and statements directly to:

                           CONFIDENTIAL
                           James T. Richards
                           Brenton Trust & Investment Management
                           29th and Ingersoll
                           P.O. Box 10478
                           Des Moines, IA 50306

Your cooperation is appreciated. If you have any questions regarding these requests, please contact me or James T. Richards of Brenton Trust & Investment Management at (515) 237-5272.

                                           Sincerely,


                                           (Name of Access Person)



cc:  James T. Richards

                                                                      Appendix 8

                      BRENTON TRUST & INVESTMENT MANAGEMENT
                          CODE OF ETHICS ACCESS PERSONS
                                FEBRUARY 18, 1997



Gary Ernst
James Richards
Doug Muenzenmay
Charles Funk
Laurie Konrad
Jan Lindberg
Barbara Burt
Jeff Johnson
Matt Schmitt
Ed Kyritz*
Brad Adams*
MaryAnn Flynn*

* See Section X of Code of Ethics